UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	December 26, 2017
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On December 29, 2017, MidSouth Bank, N.A. (“MidSouth Bank”), the banking subsidiary of MidSouth Bancorp, Inc. (the “Company”), notified the Office of the Comptroller of the Currency and the impacted customers and employees of its intention to close six branch offices. The branches being closed are at the following locations: Natchitoches North, Robeline, and Super 1 (Lafayette) in Louisiana; Magnolia (Houston), Texarkana and Vidor (Beaumont) in Texas.

The branch closures are expected to occur in March 2018, subject to applicable regulatory requirements. The affected branches are low traffic facilities and MidSouth Bank expects to fully serve the affected customers through its remaining network of 42 branches and electronic services.

As a result of the branch closures, the Company expects to record a total pre-tax charge for costs associated with impacted employees and market value adjustments on five owned branch facilities, net of selling expenses of approximately $1.2 million, which will occur during the fourth quarter of 2017. Additional charges of approximately $220,000 associated with impairments of leasehold improvements, furniture and equipment and other net costs are expected to occur in the first quarter of 2018.

The branch closures are in the interest of operational efficiency and are part of the Company’s previously disclosed strategic initiatives to improve the performance and overall condition of the Company.
Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 26, 2017, Joseph V. Tortorice Jr. resigned from the Board of Directors of the Company, effective immediately. Mr. Tortorice indicated that his resignation stemmed from health reasons and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 8.01. OTHER EVENTS.
On December 27, 2017, the Company was informed in writing by the Federal Reserve Bank of Atlanta (the “Federal Reserve”) that the Federal Reserve has determined that the Company is in “troubled condition” for purposes of Section 225.71 of Regulation Y. The determination is consistent with the Company’s expectations as previously disclosed. Based on the troubled condition determination, the Company (1) must notify the Federal Reserve prior to adding or replacing a member of its board of directors or employing, or changing the responsibilities of any senior executive officer, and (2) may not, except under certain circumstances, enter into any agreements to make severance or indemnification payments or make any such payments to “institution-affiliated parties” as defined in the regulations.

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	January 2, 2018

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